SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Banco Bilbao Vizcaya Argentaria, S.A.

BBVA U.S. Senior, S.A. Unipersonal

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Paseo de la Castellana, 81 28046 Madrid Spain
(Address of principal executive offices)

Title of each class to be so registered: 4.664% Senior Notes due 2015	Name of each exchange on which each class is to to be registered:
of BBVA U.S. Senior, S.A. Unipersonal	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167820.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the 4.664% Senior Notes due 2015 of BBVA U.S. Senior, S.A. Unipersonal (the “Notes”) and the Guarantee by Banco Bilbao Vizcaya Argentaria, S.A. related to the Notes (the “Guarantee”). The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated October 4, 2012 (the “Prospectus Supplement”) to a prospectus dated June 28, 2010 (the “Prospectus”) relating to the securities to be registered hereunder.

For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information contained in the section captioned “Description of the Notes and the Notes Guarantees” on pages 25 through 44 of the Prospectus, “U.S. Tax Considerations—BBVA U.S. Senior Notes or BBVA Subordinated Capital Subordinated Notes” on pages 56 through 60 of the Prospectus, “Prospectus Supplement Summary—The Offering Summary” on pages S-6 through S-9 of the Prospectus Supplement, “Certain Terms of the Notes and the Notes Guarantee” on pages S-18 through S-23 of the Prospectus Supplement, “Spanish Tax Considerations” on pages S-24 through S-26 of the Prospectus Supplement and “Annex A—Direct Refund from Spanish Tax Authorities Procedures” on page S-A-1 of the Prospectus Supplement, which information is hereby incorporated by reference herein.

Item 2.	Exhibits

Exhibit	Description of Exhibit

4.1	Senior Indenture dated as of June 28, 2010 among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Senior Guarantee and form of Regulations of the Syndicate of Senior Note Holders (incorporated herein by reference to Exhibit 4.6 to the Registrant’s registration statement on Form F-3 filed with the Commission on June 28, 2010)

4.2	First Supplemental Indenture dated as of October 10, 2012 among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.2 of the Registrant’s report on Form 6-K filed with the Commission on October 10, 2012)

4.3	Form of Security Certificate relating to the 4.664% Senior Notes due 2015 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s report on Form 6-K filed with the Commission on October 10, 2012)

4.4	Form of Guarantee by Banco Bilbao Vizcaya Argentaria, S.A. (included in Exhibit 4.3)

99.1	Prospectus dated June 28, 2010 and related Prospectus Supplement dated October 4, 2012 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on October 9, 2012)

99.2	Paying Agency Agreement dated October 10, 2012 (incorporated herein by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K filed with the Commission on October 10, 2012)

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

Date: October 23, 2012	By:	/s/ Manuel González Cid
Name: Manuel González Cid
Title: Chief Financial Officer

BBVA U.S. SENIOR, S.A. UNIPERSONAL

Date: October 23, 2012	By:	/s/ Juan Isusi Garteiz Gogeascoa
Name: Juan Isusi Garteiz Gogeascoa
Title: Director